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                                                                   EXHIBIT 10.22

                                SUPPLY AGREEMENT

         This Supply Agreement (the "Agreement") is dated December 13, 2001 (the "Effective Date"), by and between ISTA Pharmaceuticals, Inc., a Delaware corporation, with a principal place of business at 15279 Alton Parkway, Suite 100, Irvine, California 92618 ("ISTA"), and Otsuka Pharmaceutical Co., Ltd., a corporation organized under the laws of Japan, with a principal place of business at 2-9, Kanda Tsukasa-cho, Chiyoda-ku, Tokyo 101-8535, Japan ("Otsuka") (each a "Party" and collectively, the "Parties").

                                    RECITALS:

         A. ISTA has developed, and holds patents and patent applications in the United States and other countries in the world on, a pharmaceutical formulation containing the enzyme Hyaluronidase (as defined below) used in the treatment of ophthalmic diseases, trademarked as Vitrase(R).

         B. ISTA is currently conducting Phase III clinical studies on Vitrase(R) in the United States, and upon completion of such Phase III clinical studies, intends to seek FDA (as defined below) approval of the use and sale of Vitrase(R) for treatment of vitreous hemorrhage.

         C. Otsuka and ISTA have entered into a License Agreement (the "License Agreement") of even date herewith, in which ISTA has granted Otsuka an exclusive, license to develop, market, distribute and sell Vitrase(R) product in the Territory (as defined below) and a limited, non-exclusive worldwide license to manufacture or have manufactured the Vitrase(R) product for development, use or sale in the Territory in accordance with the terms and conditions of this Agreement.

         D. Otsuka and ISTA desire to establish a relationship, pursuant to which ISTA will supply, and Otsuka (or its appropriate Affiliates) will purchase from ISTA, such Vitrase(R) product for development and distribution in the Territory.

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and obligations set forth herein, ISTA and Otsuka agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         1.1 Capitalized terms used herein that are not specifically defined in this Article 1 shall have the meaning ascribed to them in the License Agreement.

         1.2 "Act" means and refers to the United States Food, Drug, and Cosmetic Act, as amended.


* Indicates that information has been omitted pursuant to a request for confidential information and filed separately with the United States Securities and Exchange Commission.


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         1.3 "Affiliate" means any corporation or other entity that at any time during the term of this Agreement directly or indirectly Controls, or is Controlled by, or is under common Control with, a Party for so long as such Control exists.

         1.4 "cGMPs" means all applicable standards relating to manufacturing practices for intermediates, bulk products, or finished pharmaceutical products
(i) in the form of laws or regulations, or (ii) in the form of guidance documents (including, but not limited to, advisory opinions, compliance policy guides and guidelines) which guidance documents are being implemented within the pharmaceutical manufacturing industry for such products; in both cases, promulgated by the FDA or its counterpart governmental agencies or entities in the Territory.

         1.5 "Commercially Reasonable Efforts" means that level of effort a Party, or a similarly situated pharmaceutical company, makes with respect to its own/other pharmaceutical products of comparable commercial potential, stage of medical/scientific development, technical and regulatory profile, and patent protection.

         1.6 "Control" or "Controls" or "Controlled" means (i) in the case of a corporation, ownership or control, directly or indirectly, of at least fifty percent (50%) of the shares of stock entitled to vote for the election of directors, or (ii) in the case of an entity other than a corporation, ownership or control, directly or indirectly, of at least fifty percent (50%) of the assets of such entity.

         1.7 "Defect" or "Defective" means, with respect to the Product or Product In Final Form, any unit of Product or Product In Final Form that (i) fails to conform to any Specifications, (ii) fails to conform with any representation or warranty given by ISTA in Section 2.16, (iii) is not made in compliance with any applicable Regulatory Approval in the Territory, (iv) is contaminated by substance or material foreign to the formulated Product in an amount harmful to human health, or (v) is made with a defect in any material or component other than in the formulated Product itself.

         1.8 "FDA" means the U.S. Food and Drug Administration or any successor entity thereto.

         1.9 "Fails (or Failure) to Adequately Supply" means, with respect to the Product or Product In Final Form, a failure to supply Otsuka at least seventy-five percent (75%) of the lesser of: (i) the quantity of Product or Product In Final Form ordered by Otsuka for the applicable period, and (ii) the maximum quantity of Product or Product In Final Form that ISTA is obligated to supply under Sections 2.9 and 2.10 for the applicable period.

         1.10 "Field" means all ophthalmic uses in the posterior segment of the eye, defined as the rear two thirds of the eyeball (behind the lens) including the vitreous, retina, optic disc, choroid, pars plana and the portion of the sclera behind the lens.

         1.11 "First Commercial Sale" means the first bona fide commercial sale of Product In Final Form by Otsuka or its Sublicensee (as defined in Section 4.2 of the License Agreement) in the Territory following Regulatory Approval.

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         1.12 "Hyaluronidase" means enzymes which cleave the glycosidic bonds of any Polysaccharide or Glycosaminoglycans such as Hyaluronic Acid and Chondroitin Sulfate and includes enzyme formulations containing one or more of Alpha-hyaluronidase, Beta-hyaluronidase and Annexin II.

         1.13 "ISTA Contract Manufacturer" means a Third Party contracted by ISTA to manufacture, test and/or package Product or Product In Final Form for Otsuka, as set forth in Section 2.4.

         1.14 "ISTA Trademarks" means the trademarks, and any goodwill associated with such trademarks, listed on Exhibit A of the License Agreement, and all applications and registrations therefor.

         1.15 "Know-How" means all trade secrets, clinical, technical, scientific and medical information, unpatented ideas, knowledge, know-how, methods, inventions, discoveries, developments, improvements, techniques, practices, methods, procedures, data, instructions, processes, formulas, quality control, expert opinions and any other information, including, but not limited to, any pharmacological, toxicological and clinical test data and results, that are necessary or useful for the development, testing, use or sale of the Product or Product In Final Form within the Territory for use in the Field.

         1.16 "Label", "Labeled" or "Labeling" means all labels and other written, printed or graphic matter upon (i) the Product In Final Form or any container or wrapper utilized with the Product In Final Form, or (ii) any written material accompanying the Product In Final Form, including, without limitation, package inserts.

         1.17 "Laboratory" means an independent testing organization which meets appropriate standards or a consultant of recognized repute within the United States pharmaceutical industry mutually agreed upon by the Parties.

         1.18 "Latent Defect" means Defects that are not discoverable upon a reasonable physical inspection or incoming quality assurance testing as set forth in the Specifications.

         1.19 "Licensed Patents" means the patent applications ************** for Japan and ************** for Japan and other patents and patent applications (and any patents issuing thereon) in the Territory covering the Product (including improvements thereto) or its method of manufacture and use, now owned or acquired by ISTA during the term of the Agreement, as well as divisions, continuations, and continuations-in-part (to the extent it contains subject matter deriving a priority date from the original patent application), extensions, renewals, reissues and re-examinations of the foregoing patents (including patents issuing on the foregoing patent applications or resulting from reissues or re-examinations) in the Territory.

         1.20 "Licensed Subject Matter" means the Licensed Patents, any ISTA Improvements and the Know-How.


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         1.21 "MHLW" means the Japanese Ministry of Health, Labor and Welfare in the Territory or any successor entity thereto.

         1.22 "NDA" means a New Drug Application filed with MHLW for approval by MHLW of the use and sale of the Product In Final Form in the Field in the Territory.

         1.23 "Packaging" means all primary containers, including vials, syringes, applicators, sterilized foil packages, blisters, cartons, shipping cases or any other like matter used in packaging or accompanying the Product or Product In Final Form.

         1.24 "Product" or "Products" means any therapeutic composition (i) containing Hyaluronidase as the active ingredient and manufactured utilizing the Licensed Subject Matter, or (ii) for which the use, manufacture or sale in the Territory would infringe, but for the licenses granted in the License Agreement, one or more Valid Claims, regardless of form, dose or package.

         1.25 "Product In Final Form" means Product in finished pharmaceutical form for commercial sale and meeting the applicable Specifications for use and sale in the Field in the Territory, with such Labeling, Packaging and package inserts as established pursuant to this Agreement and the License Agreement.

         1.26 "Regulatory Approval" means, with respect to any Regulatory Filing, a final written approval or authorization received from the applicable governmental authority authorizing the use, sale or importation of the Product or Product In Final Form in the Territory.

         1.27 "Regulatory Filings" means any written application, submission, notice or other filing seeking a written registration, permit, license, authorization, approval, or certification from the applicable governmental authority in the Territory for the clinical development, manufacture, use, sale, or importation of the Product or Product In Final Form in the Field.

         1.28 "Specifications" means the specifications for the Product and Product In Final Form in the Territory set forth in a Regulatory Filing which has received Regulatory Approval and the key terms of which have been established by ISTA and set forth in Exhibit A attached hereto, which may include but not be limited to, the specifications for Labeling, filling, Packaging, storage, chemical composition, physical characteristics, biological characteristics, and quality control procedures for the Product and Product In Final Form, any of which may be modified from time to time upon written agreement of the Parties, such agreement to specify such changes or modifications.

         1.29 "Territory" means Japan.

         1.30 "Third Party" means any natural person, corporation, partnership, joint venture, governmental authority, and any other entity or organization, other than ISTA or Otsuka (including Sublicensee, subject to conditions set forth in Sections 4.2 and 5.2 of the License Agreement).

         1.31 "Valid Claim" means a claim of a pending patent application included within the Licensed Patents or a claim of any issued and unexpired patent included within the Licensed Patents


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which has not been withdrawn or cancelled, nor held to be revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unless and until reinstated, and which has not been admitted to be invalid or unenforceable.

         1.32 "Yakka" means the official National Health Insurance reimbursement price for a single-dose unit of the Product In Final Form, as established by the MHLW for the Territory.

                                   ARTICLE 2

                        MANUFACTURE, SUPPLY AND PURCHASE

         2.1 Otsuka's Obligations. During the term of this Agreement, except in accordance with Section 2.14.2, Otsuka shall exclusively purchase from ISTA all of Otsuka's requirements for the Product and Product In Final Form in the Territory.

         2.2 Supply for Development and Clinical Studies. ISTA shall supply Otsuka with all reasonably necessary quantities of Hyaluronidase and Product at no additional charge to Otsuka, for use in pre-clinical studies, clinical trials and to support Otsuka's efforts to obtain Regulatory Approval of the Product for marketing, use and sale in the Field in the Territory as specified in the License Agreement. Otsuka shall provide ISTA its non-binding forecast of Otsuka's supply requirements for preclinical studies and clinical trials in the Territory at least eight (8) months prior to the initiation of such studies and trials. Otsuka shall provide ISTA a binding, firm order in accordance with
Section 2.10 for its supply requirements of Product for preclinical studies and clinical trials in the Territory at least three (3) months prior to the initiation of such studies and trials. ISTA may supply such additional quantities of Product for use in clinical trials for additional indications as mutually agreed upon by the Parties in the Development Plan.

         2.3 Commercial Supply of Product. ISTA shall manufacture, or cause to be manufactured, and supply Otsuka with all of Otsuka's commercial requirements for Product In Final Form in the Territory during the term of this Agreement. In addition, ISTA shall manufacture, or cause to be manufactured, and supply Otsuka, at no charge to Otsuka, with ordered quantities of Product In Final Form for use as marketing samples (such marketing samples not to exceed ******************** ******************** and reasonable quantities of lot samples of Product In Final Form for use in Otsuka's quality control during the term of this Agreement (collectively, the "Sample Units"). Otsuka may provide any Sample Units to Third Parties free of charge, but shall not sell any Sample Units.

         2.4 Third Party Contractors. Upon reasonable prior notice to Otsuka, ISTA may contract with one or more Third Parties (each an "ISTA Contract Manufacturer") to perform services or to supply facilities or goods in connection with the manufacture, testing, and/or packaging of Product and Product In Final Form; provided that ISTA requires such ISTA Contract Manufacturer to manufacture and supply Product and Product In Final Form for Otsuka in accordance with all applicable terms of this Agreement.


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         2.5 Price.

                  2.5.1 Price Where Valid Claim Exists. With respect to Product In Final Form supplied to Otsuka by ISTA that is covered by one or more Valid Claims at the time of delivery of Product In Final Form to Otsuka or is not subject to Section 2.5.2 below, Otsuka shall pay ISTA ************************* ** ********************************** in effect on the invoice date for such units of Product In Final Form (the "Price").

                  2.5.2 Price Where No Valid Claim Exists. If (i) Product In Final Form supplied by ISTA to Otsuka is not covered by a Valid Claim at the time of delivery of such Product In Final Form to Otsuka and (ii) a competitive product containing Hyaluronidase, that has been registered with the MHLW is being marketed, offered for sale, sold or distributed in the Territory by a Third Party for the same indication as the Product In Final Form, then the Price paid to ISTA by Otsuka for such units of Product In Final Form shall be equal to ********************************* in effect on the invoice date for such Product In Final Form.

                  2.5.3 Minimum Price. Notwithstanding Section 2.5.1 above, the Price to be paid to ISTA for each unit of the Product In Final Form supplied to Otsuka for commercial use during a calendar year shall not be less than ****************************** per single-dose unit of Product In Final Form ("Minimum Price"); provided that (i) if the Product In Final Form is approved for marketing and use in any of the *********************************, then, in each such country in which its sale and use has been approved, the reimbursement price for the Product In Final Form has been established at no less than ********************************************** per single-dose unit; and (ii) if the Product In Final Form is approved for marketing and use in the *************, then the price per single-dose unit of Product In Final Form listed in the ********** is no less than **************************************
********. For purposes of this Section 2.5.3, the Parties agree that "Product In Final Form" includes equivalent versions sold by, or on behalf of, ISTA under ISTA's Vitrase(R) trademark in the countries outside the Territory referenced in this Section.

         2.6 Manufacturing Practices.

                  2.6.1 Product Specifications. ISTA, and/or ISTA Contract Manufacturer(s), shall manufacture, fill, package, label and store the Product and Product In Final Form in conformity with the Specifications and in accordance with applicable laws and regulations, including but not limited to all Regulatory Approvals.

                  2.6.2 Changes to Regulatory Requirements. In the event that Otsuka notifies ISTA of (i) additional standards for the manufacture of Product In Final Form that are required to comply with the laws or regulations of the Territory, or (ii) additional specifications for the Product In Final Form that are required by a Regulatory Approval in the Territory to comply with the laws or regulations within the Territory, the Parties shall modify the Specifications for the Product In Final Form to incorporate such additional standards and


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specifications; provided that Otsuka agrees to reimburse ISTA for the incremental cost of implementing such additional standards and specifications (i.e., in addition to the Price) and provided that such modified Specifications would become effective after a mutually agreed upon period of time or within the period specifically required and requested by the applicable regulatory authority.

                  2.6.3 cGMP. ISTA, and/or ISTA Contract Manufacturer(s), shall manufacture the Product and Product In Final Form in accordance with cGMP and applicable Regulatory Filings. ISTA will notify Otsuka in writing prior to implementing any proposed change in the suppliers of raw material used in the Product or Product In Final Form, containers, Packaging, Labeling, Specifications, manufacturing process, testing or the facilities which are related to the manufacturing of Product or Product In Final Form. Otsuka shall have thirty (30) days after receipt of ISTA's notice to determine whether or not such change will require affirmative approval of a regulatory authority in the Territory prior to implementing the change. If Otsuka determines that such change will not require such affirmative approval or fails to notify ISTA within such thirty (30) day period that Otsuka has determined that such approval is required, then ISTA may proceed with such change. If Otsuka determines that such change will require such affirmative approval of the regulatory agency in the Territory, then Otsuka shall have an additional one hundred and twenty (120) days, or such longer period reasonably necessary for Otsuka to complete stability testing required by MHLW, to accomplish such approval. After such period, ISTA may proceed to implement such change.

                  2.6.4 Samples and Lot Records. ISTA and/or ISTA Contract Manufacturer(s) shall prepare and maintain lot records and an archival sample, properly stored, from each lot of Product and Product In Final Form manufactured and shipped hereunder sufficient to perform each quality control test identified in the Specifications at least twice. ISTA and/or ISTA Contract Manufacturer(s) shall comply with all requirements of 2l C.F.R. Section 211.180 (as may be amended or replaced) in preparing and maintaining lot records and with the requirements of 2l C.F.R. Section 211.170 (as may be amended or replaced) in maintaining and storing samples.

                  2.6.5 Certificates of Analysis and Origin. ISTA and/or ISTA Contract Manufacturer(s) shall provide Otsuka with a certificate of analysis, in the form of Exhibit B, for each shipment of the Product or Product In Final Form manufactured and supplied hereunder, and if requested by Otsuka, a certificate of warranty of origin sufficient to satisfy the requirements of any applicable export regulations and customs authorities.

                  2.6.6 Quality Control Information. ISTA shall assure the quality level of the Product and Product In Final Form, whether manufactured by it or by an ISTA Contract Manufacturer(s), through the use of a formal quality assurance program in conformance with reasonable industry standards. Such program shall require ISTA or the ISTA Contract Manufacturer(s) to prepare and maintain written records sufficient to enable Otsuka to trace the history of each lot of Product and Product In Final Form delivered to Otsuka hereunder. Upon the reasonable request of Otsuka, ISTA shall provide Otsuka with such information, including analytical and manufacturing documentation, requested by Otsuka regarding quality control of the Product and Product In Final Form supplied hereunder and which ISTA shall maintain in accordance with applicable laws and regulations.


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                  2.6.7 Packaging Control. ISTA and/or ISTA Contract
Manufacturer(s) shall evaluate and inspect each lot of Product and Product In Final Form in accordance with Packaging guidelines set forth in the Specifications and will provide Otsuka with a Product lot release with each shipment of Product and Product In Final Form.

                  2.6.8 Inspection. Otsuka, or its designee, may, at its own expense, with prior reasonable notice and during regular business hours, visit the facilities used by ISTA, and/or ISTA Contract Manufacturer(s) and/or ISTA's contract laboratory, to manufacture and/or analyze Product and Product In Final Form for delivery to Otsuka in order to review the relevant production and quality control records and facilities and to audit compliance with this Agreement. It is understood, however, that Otsuka's inspection rights may be reasonably limited by confidentiality considerations or by the relevant agreements between ISTA and ISTA Contract Manufacturer(s) or contract laboratory.

                  2.6.9 Inspection by Government Agencies. ISTA shall promptly notify Otsuka of any inspections by federal, national, state, province, regional or local regulatory representatives (including, without limitation, FDA, EPA, EEOC, OSHA, similar state agencies or building code inspectors) of any facility at which Product or Product In Final Form is being or will be manufactured for delivery to Otsuka, and shall send Otsuka copies of the results of any such inspections (subject to the terms of the written confidentiality agreements between ISTA and any such parties owning or operating such facilities), including actions taken by ISTA, ISTA's Contract Manufacturer, or any other entity to remedy violations or unsatisfactory conditions cited in such inspections.

         2.7 Labeling and Packaging.

                  2.7.1 Labeling. ISTA and Otsuka shall mutually agree upon the Packaging and Labeling of the Product In Final Form, and ISTA shall supply the Product In Final Form packaged as so agreed and as documented in the Specifications and Regulatory Approval for marketing, sale and use in the Territory. In conformance with Sections 5.1 and 5.5 of the License Agreement, the Labeling shall include both ISTA's Trademark for the Product and a statement that the Product In Final Form has been manufactured by (or marketed under license from) ISTA Pharmaceuticals, as well as the tradename of Otsuka. Otsuka will promptly inform ISTA of any relevant changes in the laws and regulations of the Territory that may affect the Packaging or Labeling. ISTA shall be responsible for ensuring the accuracy of all information contained on all Labels and Labeling for the Product In Final Form and for the compliance of all such Labels and Packaging with applicable law (including the regulatory and export regulations of both the United States and Japan), although Japanese language translations shall be Otsuka's responsibility. Should Otsuka desire or be required to make any change in any Label or Packaging, ISTA shall make any reasonable change requested by Otsuka upon reasonable notice and period for implementation. Should ISTA desire or be required to make any change in any such Label or Labeling, it shall first obtain the written approval of Otsuka, which shall not be unreasonably withheld or delayed, and thereafter ISTA shall be responsible for the updating of all artwork and text associated with such change and providing such changes to ISTA Contract Manufacturer(s), if any. ISTA shall make all necessary arrangements for


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such changed Labels or Labeling to be printed and shall provide printer's proofs to Otsuka for review and approval.

                  2.7.2 Packaging. ISTA will supply all Packaging, and Labels to manufacture and supply Product and Product In Final Form under this Agreement. Otsuka shall not repackage or re-label the Product or Product In Final Form supplied to Otsuka by ISTA hereunder without the prior written consent of ISTA, which consent shall not be unreasonably withheld.

         2.8 Forecasts. Not less than two (2) calendar quarters before commercial launch of the Product In Final Form in the Territory, Otsuka shall provide ISTA with a rolling four quarter (Q1-Q4), non-binding forecast for Product In Final Form, with the calendar quarter in which commercial launch is forecast to occur being Q1. Thereafter, on a quarterly basis by the tenth (10th) day of the first month of each quarter (the next calendar quarter being Q1), Otsuka shall provide ISTA with a rolling, non-binding four (4) quarter forecast for Product In Final Form to be delivered to Otsuka in Q1 through Q4. Each forecast shall indicate the estimated quantities of Product In Final Form identified by the stock-keeping unit (SKU) numbers (if applicable) designated by ISTA (which shall be identified, among other things, by whether the unit is for commercial sale or is a Sample Unit). ISTA shall use Otsuka's forecast to plan and purchase raw materials, components, and ISTA Contract Manufacturer commitments required to adequately produce the Product In Final Form to meet the forecast as needed. ISTA may purchase all raw materials, components, and ISTA Contract Manufacturer commitments based on forecasted demand to reduce finished goods lead time, achieve economic order quantities, cover lead times, and meet Otsuka's forecasts. ISTA may also use Otsuka's forecast submitted in January of each year to purchase up to two hundred percent (200%) of the quantity of Hyaluronidase raw material needed to adequately produce the Product In Final Form to meet the four (4) quarter forecast. If any of the foregoing becomes outdated, obsolete or otherwise unusable, for purposes of compliance with this
Section 2.8, Otsuka shall reimburse ISTA's actual cost, as verified by appropriate documentation. ISTA shall use commercially reasonable efforts to mitigate the amount of such reimbursements, including without limitation, prudent inventory usage, proper storage conditions and alternative use of Third Party contractors.

         2.9 Purchase Orders and Supply Obligation. Not less than one (1) calendar quarter before commercial launch of the Product In Final Form in the Territory, Otsuka shall place its binding, firm order with ISTA setting forth SKUs, delivery dates and shipping instruction with respect to each shipment, for delivery in Q1 (being the calendar quarter in which commercial launch is forecast to occur) of that quantity of Product In Final Form equal to or greater than the amount forecast for that quarter by Otsuka pursuant to Section 2.8. Thereafter, together with each forecast submitted under Section 2.8 above (the "Current Forecast"), Otsuka shall place its binding, firm order with ISTA setting forth SKUs, delivery dates and shipping instruction with respect to each shipment, for delivery in Q1 of that quantity of Product In Final Form equal to or greater than the amount forecast for those months. The forecasts for Q2 shall not be increased by more than twenty-five percent (25%) as that quarter rolls forward to Q1. The forecasts for Q3 and Q4 shall not be increased by more than fifty percent (50%) as those quarters roll forward to Q1. ISTA may accept, but is not obligated to do so, orders from Otsuka in excess of these amounts. Further, ISTA will reasonably cooperate with Otsuka during the first year after commercial launch of the Product in the Territory to


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accommodate flexibility in quantities of Product In Final Form ordered by Otsuka during such first year.

         2.10 Form of Order. Otsuka shall make all purchases hereunder by submitting a written purchase order which, in a form mutually agreed upon by the Parties, shall specify the description of the Product or Product In Final Form ordered, the quantity ordered (in accordance with Sections 2.2 or 2.9) the place of delivery and the required delivery date therefor, which shall not be less than ninety (90) days after the date of such purchase order. ISTA shall notify Otsuka within twenty (20) days from receipt of an order of its ability to fill any amounts of such order in excess of the quantities that ISTA is obligated to supply.

         2.11 Terms and Conditions. All supply of the Product or Product In Final Form hereunder shall be subject to the terms and conditions of this Agreement. ANY ADDITIONAL OR INCONSISTENT TERMS OR CONDITIONS OF ANY ORDER OR ACKNOWLEDGMENT OR OTHER FORM THAT IS GIVEN OR RECEIVED BY EITHER PARTY REGARDING THE SUBJECT MATTER OF THIS AGREEMENT SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY EXPRESSLY EXCLUDED.

         2.12 Delivery and Acceptance.

                  2.12.1 Delivery. ISTA shall ship quantities of Product and Product In Final Form that ISTA is obligated to supply pursuant to Sections 2.2,
2.9 and 2.10 to arrive on or about the dates specified in Otsuka's purchase orders. All Product and Product In Final Form delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in ISTA's standard containers, marked for shipment to the destination point indicated in Otsuka's purchase order. All Product and Product In Final Form supplied under this Agreement shall be shipped CIP (Incoterms 2000) Otsuka's designated point-of-entry in the Territory. ISTA shall procure additional insurance, at Otsuka's cost, covering any risk of loss to the Product or Product In Final Form from the point-of-entry in the Territory until the Product or Product In Final Form reaches its final destination at Otsuka's facility located in Tokushima, Japan. The carrier shall be selected by agreement between Otsuka and ISTA, provided that in the event no such agreement is reached, ISTA shall select the carrier. In the event Otsuka selects a carrier other than in accordance with ISTA's standard shipping practices, Otsuka shall bear any incremental increase in cost. Otsuka agrees to undertake all formalities required to import the Product and Product In Final Form to the destination point, and shall bear the cost of all applicable freight, insurance, taxes, duties, and other shipping expenses after the delivery to Otsuka's designated point-of-entry in the Territory.

                  2.12.2 Acceptance, Rejection, and Cure. Promptly upon receipt of each shipment of Product In Final Form hereunder, Otsuka shall perform customary analytical, visual and physical inspection in accordance with the applicable Specifications for Product In Final Form. All shipments (i.e., quantities or packaging of Product) and all shipping and other charges shall be deemed correct unless ISTA receives from Otsuka, no later than thirty (30) days after Otsuka's receipt of a given shipment, a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and the shipment or the exact nature of the


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discrepancy in the shipping or other charges, as applicable. The nonconforming shipment of Product In Final Form, or the nonconforming portion thereof, shall be held for ISTA's disposition, or shall be returned to ISTA, at ISTA's expense, as directed by ISTA.

                           (a) ISTA shall use its Commercially Reasonable
Efforts to replace, at ISTA's cost, each nonconforming shipment of Product In Final Form, or the nonconforming portion thereof, with conforming Product In Final Form as soon as reasonably practicable after receipt of notice of rejection thereof, and in any event shall do so, at ISTA's cost, within forty-five (45) days after receipt of notice of rejection thereof. ISTA shall give Otsuka written instructions as to how Otsuka should, at ISTA's expense, dispose of or handle any non-conforming Product In Final Form, and such instructions shall comply with all appropriate governmental requirements.

                           (b) ISTA shall analyze Product In Final Form rejected
by Otsuka for Defects, and shall inform Otsuka within thirty (30) calendar days upon receipt of the rejected unit of Product In Final Form of the results of the analysis. In the event that Otsuka and ISTA agree that any quantity of Product In Final Form failed to comply with such Specifications or was Defective at the time of delivery to Otsuka, the shipping cost of replacement (including freight and insurance) will be borne by ISTA. In case of a disagreement between the Parties, the claim shall be submitted for tests and decision to a Laboratory qualified to perform the analytical methods and tests on the Product In Final Form, the appointment of which shall not be unreasonably withheld or delayed by either Party. The determination of such entity with respect to all or part of any shipment of Product shall be final and binding upon the Parties. The fees and expenses of the Laboratory making such determination shall be paid by the Party against which the determination is made.

                  2.12.3 Latent Defects. As soon as either Party becomes aware of a Latent Defect in any lot of the Product In Final Form, but in no case later than thirty (30) days after reaching such awareness, it shall immediately notify the other Party, and the lot or batch involved, at Otsuka's election, shall be deemed rejected as of the date of such notice, and the provisions of Section
2.12.2 shall apply. To the extent such units of the Product In Final Form have been sold by Otsuka, ISTA shall reimburse Otsuka for its actual costs incurred in replacing units returned by its customers. At its election, Otsuka may recover amounts to which it may become entitled under this Section 2.12.3 by offsetting such amounts from amounts that may subsequently become due to ISTA hereunder.

         2.13 Payments. Payments due to ISTA under Section 2.5 above shall be invoiced and made as follows:

                  2.13.1 On Delivery. Accompanying each shipment of Product In Final Form to Otsuka for commercial use hereunder, ISTA shall provide an invoice specifying the Price for each unit of Product In Final Form so delivered, in accordance with Section 2.5, and associated shipping charges, if any, pursuant to Section 2.12.1. The Price shall reflect the greater of either the Price defined in Section 2.5.1 or 2.5.2 based on ********* effective on the invoice date and the applicability of either Section, or the Minimum Price specified in
Section 2.5.3. Otsuka shall make payment to ISTA within sixty (60) days after receipt of such invoice.


                                      -11-                          CONFIDENTIAL

                  2.13.2 Payment Method. All payments under this Article 2 shall be made by wire transfer or other means acceptable to ISTA, as specified by ISTA. All dollar amounts specified in this Article 2, and all payments made hereunder, are and shall be made in United States dollars. All payments shall first be calculated in the currency of sale and then converted into United States dollars using the Telegraphic Transfer Selling Rate as reported in The Wall Street Journal on the date of ISTA's invoice in the case of Section 2.13.1, or the date such payment is made in the case of Section 2.14.2.

                  2.13.3 Taxes. Any sales tax (such as consumption tax or value added tax), use tax, transfer tax, import/export tax, duty or similar governmental charges required to be paid in connection with the sale and transfer to Otsuka of Product In Final Form supplied by ISTA pursuant to this Agreement shall be the sole responsibility of Otsuka. Otsuka shall provide ISTA with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by ISTA to establish that such taxes have been paid.

         2.14 Shortage of Supply.

                  2.14.1 Right to Manufacture. Pursuant to Section 2.14.2 below, Otsuka may exercise its Manufacturing License (as defined in Section 4.1.2 of the License Agreement) to manufacture Product for development and use, or to manufacture Product In Final Form for use, marketing, importing, offering for sale and selling in the Territory within the Field only if: (i) an event of bankruptcy occurs (as that term is described in Section 6.3(a) through (c) below) and (a) such event of bankruptcy will (based on a trustee's or receiver's decision to discontinue manufacturing) or does result in a material interruption of supply of Product to Otsuka such that an on-going clinical trial of Product by Otsuka is delayed by more than two (2) calendar quarters, or (b) such event of bankruptcy does result in a Failure to Adequately Supply Product In Final Form to Otsuka, and (c) Otsuka determines, in good faith, that neither ISTA nor the ISTA Contract Manufacturer(s) will be able to remedy such failure to supply within a reasonable period of time; or (ii) the following conditions are met:

                           (a) Beginning four (4) calendar quarters after the
First Commercial Sale of the Product in the Territory: (i) ISTA Fails to Adequately Supply Otsuka's requirements of such Product or Product In Final Form as required pursuant to Sections 2.9 and 2.10 for any two (2) calendar quarters out of any calendar year; or (ii) ISTA fails to supply at least fifty percent (50%) of such required Product or Product In Final Form during any one (1) calendar quarter; and

                           (b) ISTA's Failure to Adequately Supply, as defined
above, will or does result in an interruption of supply of such Product In Final Form to the commercial market in the Territory; and

                           (c) ISTA's Failure to Adequately Supply, as defined
above, is not due to action or inaction of Otsuka; and

                           (d) Otsuka determines, in good faith, that neither
ISTA nor the ISTA Contract Manufacturer(s) will be able to remedy the failure within a reasonable period of time.


                                      -12-                          CONFIDENTIAL

                           Such rights under the Manufacturing License shall
continue until ISTA reasonably demonstrates to Otsuka that it is able to resume supply of Otsuka's forecasted requirements for the Product or Product In Final Form for the Territory pursuant to Sections 2.9 and 2.10. For the purposes of this Section 2.14.1, ISTA shall be deemed to have reasonably demonstrated its ability to resume supply of Product or Product In Final Form for Otsuka if ISTA furnishes two (2) samples of Product or Product In Final Form from separate manufacturing lots that are made in conformance with the applicable Specifications, and furnishes Otsuka with a written assurance that ISTA and/or ISTA Contract Manufacturer has the current capacity and ability to supply Product or Product In Final Form (as the case may be) to Otsuka in quantities at least equal to Otsuka's forecast for the calendar quarter immediately preceding ISTA's Failure to Adequately Supply. Upon such demonstration, Otsuka's rights to manufacture under the Manufacturing License under Sections 2.14.1 and 2.14.2 shall terminate, and Otsuka shall resume ordering Product and Product In Final Form from ISTA in the same manner as prior to Otsuka's exercise of the Manufacturing License; provided, however, that for up to nine (9) months after ISTA makes the foregoing demonstration, Otsuka may continue to sell any inventory of Product or Product In Final Form made by Otsuka or Otsuka's contract manufacture that was on hand at the time ISTA demonstrated its ability to supply as set forth herein, or was received thereafter pursuant to any binding purchase order outstanding at the time ISTA demonstrated its ability to supply as set forth above.

                  2.14.2 Manufacturing License. The foregoing exercise of the Manufacturing License by Otsuka shall be subject to all other terms and conditions of this Agreement and the following:

                           (a) Otsuka may exercise any of its rights under the
Manufacturing License, only to the extent expressly permitted in Section 2.14.1 above and Section 4.1 of the License Agreement. In such event, ISTA shall promptly provide to Otsuka, within no later than fifteen (15) calendar days, copies of documentation within the Licensed Subject Matter and concerning manufacturing within ISTA's control or possession that is reasonably necessary for Otsuka to manufacture Product and Product In Final Form.

                           (b) In the event of manufacture of Product or Product
In Final Form by or under authority of Otsuka pursuant to the Manufacturing License, Otsuka's payment obligations to ISTA pursuant to Section 2.5 shall not be operative. Instead, Otsuka shall pay to ISTA an alternative amount on commercial sales of such Product In Final Form to a Third Party in the Territory by Otsuka or Sublicensee equal to ************************ of the amount which otherwise would be payable to ISTA under Section 2.5 on account of each unit of Product In Final Form sold in the Territory as a royalty for the rights and licenses granted under the Manufacturing License (the "Manufacturing Royalty") (as an example for clarification, Otsuka would pay ISTA ********* ***** as a Manufacturing Royalty in lieu of the *************** otherwise due under Section 2.5.1). The amount payable as a Manufacturing Royalty is subject to withholding taxes in the Territory with respect to such payment.

                           (c) Not later than thirty (30) days following the end
of each calendar quarter, Otsuka shall: (i) deliver to ISTA a report summarizing the quantities of Product In Final Form sold


                                      -13-                          CONFIDENTIAL
during such quarter; (ii) the ***** effective during the quarter; and (iii) a statement of the amount of the Manufacturing Royalty due to ISTA pursuant to
2.14.2 above. The obligation to pay royalties to ISTA hereunder shall be imposed only once with respect to the sale of the same unit of Product In Final Form.

                           (d) Otsuka shall pay to ISTA the Manufacturing
Royalty within forty-five (45) days following the end of each calendar quarter pursuant to the payment method in Section 2.13.2.

                           (e) Otsuka shall, and shall cause its Sublicensee to,
maintain accurate books and records, sufficient to verify Otsuka's and its Sublicensee's compliance with the terms of this Agreement. Otsuka shall, and shall cause its Sublicensee to, retain the books and records for each quarterly period for three (3) years after the calendar quarter to which they pertain. Such books and records shall be kept maintained and accessible for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a representative or agent of ISTA for the purpose of verifying compliance hereunder.

                           (f) Upon thirty (30) days prior written notice to
Otsuka, independent accountants selected by ISTA and reasonably acceptable to Otsuka, may have access to the books and records of Otsuka and its Sublicensee during normal business hours to conduct a review or audit, solely, however, to the extent necessary for the purpose of verifying Otsuka's and its Sublicensee's compliance with this Agreement. Any such inspection or audit shall be at ISTA's expense; however, in the event an inspection or audit reveals a deficiency greater than ten percent (10%) of the amount Otsuka should have paid ISTA, Otsuka shall pay the costs of the inspection or audit.

         2.15 Exclusive Remedies. EXCEPT FOR WILLFUL BREACH BY ISTA OF ITS OBLIGATIONS TO SUPPLY OTSUKA THE QUANTITIES OF PRODUCT OR PRODUCT IN FINAL FORM ORDERED PURSUANT TO SectionS 2.9 and 2.10 ABOVE, SECTION 2.14 IS OTSUKA'S SOLE AND EXCLUSIVE REMEDY FOR A FAILURE BY ISTA TO SUPPLY QUANTITIES OF PRODUCT OR PRODUCT IN FINAL FORM PURSUANT TO THIS ARTICLE 2.

         2.16 Product Warranty. ISTA warrants and represents that:

                  2.16.1 All Product and Product In Final Form supplied by ISTA to Otsuka hereunder shall, at the time of delivery (i) conform with the information shown on the Certificate of Analysis provided for the particular shipment of Product or Product In Final Form, (ii) comply with all applicable Specifications, and (iii) be free from Defects.

                  2.16.2 At the time of delivery to Otsuka, none of the Product or Product In Final Form shipped by ISTA to Otsuka hereunder shall be adulterated or misbranded within the meaning of the Act, as amended and in effect at the time of shipment, or within the meaning of any state or municipal laws in the United States applicable to the Product or Product In Final Form and


                                      -14-                          CONFIDENTIAL
containing terms with substantially similar meanings as the meanings of adulteration or misbranding under the Act.

                  2.16.3 All Product In Final Form will be shipped to Otsuka within sixty (60) days of manufacture and with a remaining shelf life of at least sixteen (16) months from date of shipping.

                  2.16.4 All Product or Product In Final Form shipped by ISTA to Otsuka hereunder, and all facilities used by ISTA, or ISTA Contract Manufacturers, to manufacture the Product or Product In Final Form hereunder shall meet all United States regulatory requirements for commercialization, including, without limitation, compliance with then current cGMPs, demonstration of commercial production capability, and demonstration of acceptable stability such Product In Final Form, as well as ISO 9000 regulatory requirements as such may apply to the manufacture of pharmaceutical products.

         2.17 Return Procedure. If Otsuka wishes to return units of Product In Final Form to ISTA, it shall request a Return Material Authorization ("RMA") number from ISTA. Upon Otsuka's request to return Product In Final Form, ISTA shall promptly provide Otsuka with an RMA, which shall not be withheld or delayed. Within five (5) business days of receiving an RMA number, Otsuka shall return such Product accompanied by such RMA number. Any Product In Final Form returned to ISTA by Otsuka as authorized under this Agreement shall (i) be shipped EXW (Incoterms 2000) Otsuka's facility to ISTA's facility in California, United States of America or such other location as ISTA may designate in writing, (ii) packed in its original packing material or the equivalent with the RMA number prominently displayed, and (iii) shall include any documentation or information requested by ISTA. No Product In Final Form may be returned to ISTA without an RMA number, unless ISTA unreasonably withheld or delayed providing an RMA to Otsuka. ISTA may refuse to accept returns of any Product In Final Form not packed and shipped as provided in this Section 2.17.

         2.18 Quality Controls. Otsuka shall institute quality controls in accordance with, and shall comply with, applicable laws and regulations and generally accepted industry standards (including cGMPs as defined below) for the storage, shipment, handling and distribution of the Product and Product In Final Form and shall define responsibilities for key quality systems and a quality manual agreed to by both Parties and shall comply with all applicable laws and regulations relating to the storage, shipment, handling and distribution of the Product and Product In Final Form. ISTA shall have the right to audit all facilities used by Otsuka to fulfill their obligations under this Agreement.

         2.19 Additional Manufacturing Obligations of ISTA. During the term of this Agreement, ISTA shall:

                  2.19.1 Use reasonable efforts to minimize temperature constraints for Product In Final Form bulk shipping and storage and extend shelf life for Product In Final Form.

                  2.19.2 Permit Otsuka to examine those technical records (i.e., master batch records, procedures, specifications and methods, and standard operating procedures) made by ISTA (and any ISTA Contract Manufacturer(s) whose records are in ISTA's possession or are readily accessible by


                                      -15-                          CONFIDENTIAL

ISTA) that relate only to the Product or Product In Final Form and are specified in the Regulatory Approval applications. Such technical records shall not include ISTA operations generally, any descriptions related in whole or in part to any other product of ISTA, nor any parts related to any other customer of ISTA.

                  2.19.3 Promptly notify Otsuka of any comments, responses or notice received from the FDA, or other applicable regulatory authorities, which relate to or may impact the Product or Product In Final Form, or the manufacture of the Product or Product In Final Form.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.16, OR IN THE LICENSE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCT OR PRODUCT IN FINAL FORM, AND ISTA AND OTSUKA EACH HEREBY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY LICENSED PATENTS ISSUED OR PENDING.

                                    ARTICLE 4

                          INDEMNIFICATION AND INSURANCE

         4.1 Insurance. ISTA shall maintain comprehensive general liability ("CGL") insurance, including broad form contractual liability and product liability coverages, in an amount of at least five million dollars (USD$5,000,000) for bodily injury and property damage, and including broad form contractual liability and product liability coverages, such amount to be an aggregate total with respect to this Agreement and the License Agreement. Otsuka shall be named as an additional insured under ISTA's CGL policy. ISTA shall maintain such insurance during the term of this Agreement and thereafter for a period of five (5) years. Otsuka shall obtain by the date of the first marketing approval for the Product In Final Form, at its own cost, a comprehensive general liability insurance policy, including broad form contractual liability and product liability coverages in amounts customary in the pharmaceutical industry, but no less than five million dollars (USD$5,000,000) and shall maintain such insurance for the term of this Agreement and thereafter for a period of five (5) years. Each Party upon request shall provide the other Party with a certificate of insurance as evidence of the requested coverages and shall give the other Party at least thirty (30) days notice of any cancellation, termination or change in such insurance.

         4.2 By ISTA. ISTA shall indemnify, defend and hold Otsuka, its directors, employees, agents and representatives harmless from and against all claims, causes of action, settlement costs (including reasonable attorney fees and expenses), losses or liabilities of any kind which are asserted by a Third Party and that: (i) arise out of the negligent act or omission or willful misconduct by ISTA, its Affiliate or any ISTA Contract Manufacturer in the performance of its obligations under this Agreement; (ii) arise from a breach of ISTA's Product warranties set forth in Section 2.16; or


                                      -16-                          CONFIDENTIAL

(iii) arise out of a Defective Product manufactured by ISTA or any ISTA Contract Manufacturer; except, in all cases, to the extent such claims, causes of action, settlement costs, losses or liabilities are subject to indemnification by Otsuka pursuant to Section 4.3 below, or Section 13.3 in the License Agreement.

         4.3 By Otsuka. Otsuka shall indemnify, defend and hold ISTA, its directors, employees, agents and representatives harmless from and against all claims, causes of action, settlement costs (including reasonable attorney fees and expenses), losses or liabilities of any kind which are asserted by a Third Party and that (i) arise out of the negligent act or omission or willful misconduct by Otsuka or its Affiliate in the performance of its obligations under this Agreement, or (ii) arise out of the handling, possession, use, marketing, distribution or sale of any Product or Product In Final Form, which Product or Product In Final Form is not Defective at the time of delivery to Otsuka, following delivery of the Product to Otsuka as provided herein; except, in all cases, to the extent such claims, causes of action, settlement costs, losses or liabilities are subject to indemnification by ISTA under Section 4.2 above, or Section 13.2 of the License Agreement. Notwithstanding the foregoing, in the event that Otsuka exercises its Manufacturing License pursuant to Sections 2.14 herein, then with respect to Product or Product In Final Form manufactured by Otsuka or any Otsuka contract manufacturer, Otsuka shall be required to provide the indemnification requirements of Section 4.2 (ii) and
(iii) as if it were ISTA for purposes of that Section 4.2 (ii) and (iii).

         4.4 Condition of Indemnification. If either Party expects to seek indemnification under this Article 4, it shall promptly give notice to the indemnifying Party of the basis for such claim of indemnification. If indemnification is sought as a result of any Third Party claim or suit, such notice to the indemnifying Party shall be within fifteen (15) days after receipt by the other Party of such claim or suit; provided, however, that the failure to give notice within such time period shall not relieve the indemnifying Party of its obligation to indemnify unless it shall be materially prejudiced by the failure. Each such Party shall cooperate fully with the other Party in the defense of all such claims or suits. No offer of settlement, settlement or compromise shall be binding on a Party hereto without its prior written consent (which consent shall not be unreasonably withheld) unless such settlement fully releases the other Party without any liability, loss, cost or obligation to such Party.

                                   ARTICLE 5

                             LIMITATION OF LIABILITY

         EXCEPT AS OTHERWISE PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES OR THE FAILURE OF ANY REMEDY; PROVIDED HOWEVER, THIS LIMITATION SHALL NOT APPLY TO LOSSES ARISING FROM THIRD PARTY CLAIMS FOR WHICH A PARTY IS INDEMNIFIED UNDER THE TERMS OF THIS AGREEMENT.


                                      -17-                          CONFIDENTIAL

                                    ARTICLE 6

                              TERM AND TERMINATION

         6.1 Term. Unless terminated earlier pursuant to this Article 6, this Agreement shall expire or terminate in conjunction with the termination or expiration of the License Agreement, on a Product-by-Product basis.

         6.2 Termination for Material Breach. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, upon sixty (60) days written notice to the other Party in the event that the other Party breaches a material provision of this Agreement and fails to cure such breach within sixty (60) days of notice identifying the breach, or, in case the breach cannot be cured within such period, the breaching Party continues diligent efforts to cure such breach until actually cured.

         6.3 Termination in Event of Bankruptcy. Either Party may terminate this Agreement effective upon written notice to the other Party if: (a) the non-notifying Party becomes insolvent or makes an assignment for the benefit of creditors; (b) a receiver is appointed for the non-notifying Party; or (c) bankruptcy proceedings are instituted by or against the non-notifying Party; further provided in all cases that such receiver is not removed within sixty
(60) days, or such assignment or proceedings are not withdrawn within sixty (60) days. Without limiting any of Otsuka's rights under any other provision of this Agreement, Otsuka's rights under this Agreement will include those afforded by 11 U.S.C. Section 365(n) of the United States Bankruptcy Code and any successor thereto (the "Code"). If the bankruptcy trustee of ISTA as a debtor or ISTA as a debtor-in-possession rejects this Agreement under 11 U.S.C. Section 365(n) of the Code, Otsuka may elect to retain its rights licensed from ISTA hereunder for the duration of the term of this Agreement and may avail itself of all rights and remedies to the extent contemplated by this Agreement, 11 U.S.C. Section 365(n), and any other relevant sections of the Code, or other relevant non-bankruptcy law. All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the Code, licenses of right to "intellectual property" as defined in Section 101 of the Code. The Parties further agree that, in the event Otsuka elects to retain its rights as a license under such Code, Otsuka shall be entitled to complete access to the Licensed Subject Matter licensed to it hereunder and all embodiments of such Licensed Subject Matter, in all cases as exist at the time that this Section 6.3 comes into effect.

         6.4 Effect of Expiration or Termination of This Agreement. Expiration or termination of this Agreement for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination (including without limitation the obligation of ISTA to deliver the Product in accordance with purchase orders previously delivered and accepted, or the obligation of Otsuka to pay for all orders manufactured pursuant to such accepted purchase orders and to pay all outstanding invoices).

         6.5 Post-Termination Orders. After expiration or termination of this Agreement the placement of any order for Products by Otsuka to ISTA, and the acceptance of any order from, or sale of any Products to Otsuka by ISTA, shall not be construed as a renewal or extension of this Agreement nor as a waiver or reversal of termination of this Agreement.


                                      -18-                          CONFIDENTIAL

         6.6 Survival. The provisions of Sections 2.5, 2.11, 2.12, 2.13, 2.16, 2.17, 2.18, 6.3 (only to the extent provided for therein), 6.4, 6.5 and 6.6 and Articles 1, 3, 4, 5 and 7 shall survive expiration or termination of this Agreement for any reason. Except as otherwise provided in this Article 6, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or termination of this Agreement for any reason.

                                   ARTICLE 7

                                  MISCELLANEOUS

         Articles 11 and 16 of the License Agreement shall apply to this Agreement as if set forth in full herein.



         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.



ISTA Pharmaceuticals, Inc.                   Otsuka Pharmaceutical Co., Ltd.


By:      /s/ J.C. MacRae                     By:       /s/ Ichiro Otsuka
   --------------------------------------       --------------------------------

Name:        J.C. MacRae                     Name:         Ichiro Otsuka
     ------------------------------------         ------------------------------

Title:  Executive Vice President,            Title:  Managing Director
      -----------------------------------          -----------------------------
        Chief Operating Officer and
        Chief Financial Officer


                                      -19-                          CONFIDENTIAL

                                    Exhibit A

                             PRODUCT SPECIFICATIONS
                  (PRELIMINARY- SUBJECT TO REGULATORY APPROVAL)


PART NUMBER:      ***
LOT NUMBER:       ***
PRODUCT NAME:     ***************************************
                  *********************************************



          Test                                Specification                                  Method
          ----                                -------------                                  ------
COMPENDIAL TESTS:
pH                                  **********************                         *******************
---------------------------------   --------------------------------------------   ------------------------------------
Water Content                       ****                                           ***********************

---------------------------------   --------------------------------------------   ------------------------------------
Limit of Tyrosine                   *********************** *************          *******************************
                                                                                   *********
---------------------------------   --------------------------------------------   ------------------------------------
Hyaluronidase Potency Assay         **************************
Average                             *********************                          *****************************
                                                                                   ***********************

Content Uniformity                  ********************
---------------------------------   --------------------------------------------   ------------------------------------
Appearance of Reconstituted         *************************                      ********************
Solution                            **************************
                                    *************************

---------------------------------   --------------------------------------------   ------------------------------------
Particulate Matter                  ****************************                   *********

---------------------------------   --------------------------------------------   ------------------------------------
Appearance of Powder                *****************                              *****************

---------------------------------   --------------------------------------------   ------------------------------------
Bacterial Endotoxins                *****************************                  ********
                                    *******************

---------------------------------   --------------------------------------------   ------------------------------------
Sterility                           ***************                                ********

---------------------------------   --------------------------------------------   ------------------------------------
Container Closure Integrity         ************************** *****************   *****************

---------------------------------   --------------------------------------------   ------------------------------------
ADDITIONAL TESTS:
*********************               *******************************                ******************

---------------------------------   --------------------------------------------   ------------------------------------
****************                    ***************************                    *****************

---------------------------------   --------------------------------------------   ------------------------------------
Specific Activity                   ************************                       **************************
                                    *******************************

---------------------------------   --------------------------------------------   ------------------------------------
SDS-PAGE                            *********************** ********************   ************************** ************

---------------------------------   --------------------------------------------   ------------------------------------


                                                                    CONFIDENTIAL

                             PRODUCT SPECIFICATIONS
                  (PRELIMINARY- SUBJECT TO REGULATORY APPROVAL)


Composition, Type, and Size of Container-Closure:

********************************************************************************
********************************************************************************
*****************************************************

Fill volume will be ******

INCLUDED IN PRODUCT KIT:
*******************************************************
***************************************************************************
***********
**************************************************************************
********************************************************************************
***************************************************************************


                                                                    CONFIDENTIAL

                                    Exhibit B

                             Certificate of Analysis
                                  (PRELIMINARY)

Part Number:         ***
Lot Number:          ***
Product Name:        ***************************************
                     *********************************************


              TEST                                      SPECIFICATION                             RESULT
              ----                                      -------------                             ------
COMPENDIAL TESTS:
pH                                       **********************

-------------------------------------    ----------------------------------------------------    ------------
Water Content                            ****

-------------------------------------    ----------------------------------------------------    ------------
Limit of Tyrosine                        *************************************

-------------------------------------    ----------------------------------------------------    ------------
Hyaluronidase Potency Assay Average      **************************
                                         *********************

Content Uniformity                       ********************
-------------------------------------    ----------------------------------------------------    ------------
Appearance of Reconstituted Solution     ***********************************
                                         ************************************** ***

-------------------------------------    ----------------------------------------------------    ------------
Particulate Matter                       ****************************

-------------------------------------    ----------------------------------------------------    ------------
Appearance of Powder                     *****************

-------------------------------------    ----------------------------------------------------    ------------
Bacterial Endotoxins                     *********************************** *************

-------------------------------------    ----------------------------------------------------    ------------
Sterility                                ***************

-------------------------------------    ----------------------------------------------------    ------------
Container Closure Integrity              ********************************* **********

-------------------------------------    ----------------------------------------------------    ------------
ADDITIONAL TESTS:
*********************                    *******************************

-------------------------------------    ----------------------------------------------------    ------------
*****************                        ***************************

-------------------------------------    ----------------------------------------------------    ------------
Specific Activity                        ***************************************
                                         ****************

-------------------------------------    ----------------------------------------------------    ------------
SDS-PAGE                                 *********************************** ********

-------------------------------------    ----------------------------------------------------    ------------

EXPIRATION DATE:

APPROVED BY:


----------------------------------            ----------------------------------
James Cook                                    Agnes Jaime
Director, QC & Technical Development          Director, QA & Compliance